Exhibit 31

Re:	GS Mortgage Securities Trust 2011-GC5, Commercial Mortgage Pass-Through Certificates, Series 2011-GC5 (the “Trust”), issued pursuant to the Pooling and Servicing Agreement dated as of October 1, 2011 (the “Pooling and Servicing Agreement”), by and among GS Mortgage Securities Corporation II, as depositor, Deutsche Bank National Trust Company, as trustee, Pentalpha Surveillance LLC, as operating advisor, Citibank, N.A., as certificate administrator, Wells Fargo Bank, National Association, as Master Servicer, and Torchlight Loan Services, LLC, as special servicer

I, J. Theodore Borter, the President of GS Mortgage Securities Corporation II, the depositor into the above-referenced Trust, certify that:

1.	I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of period covered by this annual report on Form 10-K, of the Trust (the “Exchange Act Periodic Reports”);

2.	Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.	Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the master servicer and the special servicer have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects; and

5.	All of the reports on assessment of compliance with servicing criteria and their related attestation reports on assessment of compliance with servicing criteria required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wells Fargo Bank, National Association, as master servicer, Pentalpha Surveillance LLC, as operating advisor, Torchlight Loan Services, LLC, as special servicer, Citibank, N.A., as certificate administrator, and U.S. Bank National Association, as custodian.

Date: July 27, 2012

/s/ J. Theodore Borter
J. Theodore Borter President